As filed with the Securities and Exchange Commission on December 28, 2016

Registration No. 333- 157567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	33-0732627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

488 8th Avenue

San Diego, California 92101

(619) 696-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MOBILE GAS SERVICE CORPORATION EMPLOYEE SAVINGS PLAN

(Full title of the plan)

JAMES M. SPIRA, ESQ. Associate General Counsel Sempra Energy 488 8th Avenue San Diego, California 92101 (619) 696-4373	Copy to: BARRY CLARKSON, ESQ. Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This post-effective amendment, filed by Sempra Energy (the “Company”), deregisters all of the shares of the Company’s common stock, without par value (the “Common Stock”), and all of the indeterminate amount of plan interests, that were initially registered and have not been sold or issued under the Mobile Gas Service Corporation Employee Savings Plan, registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2009 (File No. 333-157567), as amended by the Post-Effective Amendment No. 1 thereto filed with the Commission on December 21, 2011 (together, the “Registration Statement”), as of the filing date of this Post-Effective Amendment No. 2 to the Registration Statement. Pursuant to the Registration Statement filed on February 27, 2009, 1,000,000 shares of Common Stock and an indeterminate amount of plan interests under the Mobile Gas Service Corporation Employee Savings Plan were initially registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of December, 2016.

Sempra Energy, a California corporation

By:	/s/ James M. Spira
James M. Spira
Associate General Counsel and Agent for Service

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the Mobile Gas Service Corporation Employee Savings Plan has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of December, 2016.

Mobile Gas Service Corporation
Employee Savings Plan

By:	/s/ James M. Spira
James M. Spira
Agent for Service

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